UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

REGENERX BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 280-1992

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2009, RegeneRx Biopharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC and Boenning & Scattergood, Inc. (the “Placement Agents”), pursuant to which the Placement Agents agreed to use their reasonable efforts to arrange for the sale of up to 4,512,195 shares of the Company’s common stock and warrants to purchase up to 2,256,098 shares of the Company’s common stock in a registered direct public offering (the “Registered Direct Offering”). The Company has agreed to pay the Placement Agents an aggregate fee equal to 7% of the gross proceeds received in the offering. The Company has also agreed to reimburse the Placement Agents for expenses incurred by them in connection with the offering, with a maximum expense reimbursement in such amount that, when aggregated with the 7% fee, does not exceed 8% of the gross proceeds received by the Company in the offering.

The Agency Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Placement Agents for losses or damages arising out of or in connection with the sale of the securities being offered. The Company has agreed to indemnify the Placement Agents against liabilities under the Securities Act of 1933, as amended. The Company has also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Also on September 30, 2009, the Company and certain institutional investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the Registered Direct Offering, pursuant to which the Company agreed to sell an aggregate of 4,512,195 shares of its common stock and warrants to purchase a total of 2,256,098 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agents and other estimated offering expenses payable by the Company, of approximately $3.7 million. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase one-half of one share of common stock. The purchase price per unit is $0.82. Subject to certain ownership limitations, the warrants will be immediately exercisable following the closing date of the offering and will remain exercisable for five years thereafter at an exercise price of $1.12 per share. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Registered Direct Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-150675), which became effective on May 16, 2008 (the “Registration Statement”) pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission.

Under the Purchase Agreement, the Company has agreed with the purchasers that, subject to certain exceptions, it will not, within the 45 days following the closing of the offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into, exercisable for or exchangeable for common stock at a price per share less than $0.82 per share.

The Company has also agreed with the purchasers that, subject to certain exceptions, it will not, within the 45 days following the closing of this offering, effect or enter into an agreement to effect any issuance of common stock or securities convertible into, exercisable for or exchangeable for common stock in a “Variable Rate Transaction,” which means a transaction in which the Company:

•
issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the common stock; or

•	enters into any agreement, including, but not limited to, an equity line of credit, whereby it may sell securities at a future determined price.

The Company has also agreed with the purchasers that, subject to certain exceptions, if it issues shares of common stock or securities convertible into, exercisable for or exchangeable for common stock within the nine months following the closing of this offering, each purchaser shall have the right to participate in the subsequent financing up to an amount equal to 75% of the subsequent financing (but, as to each purchaser, only up to the amount the purchaser is investing in this offering) on the same terms, conditions and price provided for in the subsequent financing.

The Company has also agreed to indemnify the purchasers against certain losses resulting from its breach of any of our representations, warranties, covenants under agreements with the purchasers.

The net proceeds to the Company from the Registered Direct Offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the warrants issued in the Registered Direct Offering, are expected to be approximately $3.25 million. The Registered Direct Offering is expected to close on October 5, 2009, subject to the satisfaction of customary closing conditions. After giving effect to the Registered Direct Offering, but without giving effect to the exercise of the warrants being offered or the securities to be issued to an affiliate of the Sigma-Tau Group, as described in Item 8.01 hereof, the Company will have 59,187,317 shares of common stock outstanding.

The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to the purchasers and the Purchase Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1, respectively, which are incorporated herein by reference.

Item 8.01 Other Events.

The information set forth in Item 1.01 with respect to the Registered Direct Offering is hereby incorporated herein by reference. The Company will file the opinion of its counsel, Cooley Godward Kronish LLP, relating to the legality of the issuance and sale of the shares of common stock, warrants and shares of common stock issuable upon exercise of the warrants in the offering, by amendment to this report.

Also on September 30, 2009, the Company announced that, in addition to the Registered Direct Offering, it has entered into a securities purchase agreement with an affiliate of Sigma-Tau Group, the Company’s largest stockholder, with respect to the private placement (the “Private Placement”) of an additional 1,219,512 shares of common stock at a price per share of $0.82, for gross proceeds of $1,000,000. No placement agent fees are payable in connection with the Private Placement. In connection with the Private Placement, the Company has also agreed to issue to the purchaser a warrant to purchase an additional 609,756 shares of common stock at an exercise price of $1.12 per share. The warrant will be exercisable beginning six months from the date of issuance and will expire on September 30, 2014. The completion of the Private Placement is subject to the satisfaction of customary closing conditions, and the Company expects the Private Placement to close during the week of October 5, 2009.

On September 30, 2009, the Company issued a press release announcing the pricing of the Registered Direct Offering and the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of September 30, 2009, by and among the Company, Roth Capital Partners, LLC and Boenning & Scattergood, Inc.
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of September 30, 2009, by and between the Company and each of the purchasers identified on the signature pages thereto
99.1	Press Release dated September 30, 2009

Forward-Looking Statements

Certain statements in this Report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the public offering of common stock described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to the Company’s ability to satisfy its conditions to close the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

Date: September 30, 2009
By: /s/ J.J. Finkelstein
Name: J.J. Finkelstein
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of September 30, 2009, by and among the Company, Roth Capital Partners, LLC and Boenning & Scattergood, Inc.
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of September 30, 2009, by and between the Company and each of the purchasers identified on the signature pages thereto
99.1	Press Release dated September 30, 2009